EXHIBIT 10.13

                                 AMENDMENT NO. 4
                             TO EMPLOYMENT AGREEMENT

      This Amendment No. 4 (the "AMENDMENT") to the Employment Agreement, dated as of July 10, 2000, as amended by that certain Amendment No. 1 to the Employment Agreement dated as of December 8, 2000 ("AMENDMENT NO. 1"), that certain Amendment No. 2 to the Employment Agreement dated as of March 22, 2001 ("AMENDMENT NO. 2") and that certain Amendment No. 3 to the Employment Agreement dated as of July 10, 2001 ("AMENDMENT NO. 3") (as so amended, the "AGREEMENT"), between John G. Raos, residing at 16 Castle Hill Way, Stuart, Florida 34996 ("EXECUTIVE"), and Precision Partners, Inc., a Delaware corporation (the "COMPANY"), is entered into as of September 30, 2001. Capitalized terms used but not defined will have the respective meanings assigned to them in the Agreement.

                                    RECITALS

            A. Executive is currently the President and Chief Executive Officer of the Company and Precision Partners Holding Company, a Delaware corporation ("PPHC", and together with the Company collectively, "PRECISION"), and a member of the Boards of Directors of Precision.

            B. Each of Executive and Precision desires to amend the Agreement as follows.

      Accordingly, the parties hereby agree as follows:

      Section 1. Amendments. The Agreement is hereby amended as set forth below:

            1.1 Section 1.4 of the Agreement is hereby amended by deleting in its entirety the phrase "second anniversary hereof" in the first sentence of such Section 1.4 and replacing it with the phrase "third anniversary hereof".

            1.2 Section 1.5(c)(i) of the Agreement is hereby amended and restated in its entirety as follows:

                  (c) Equity Redemption. (i) Notwithstanding anything to the contrary contained herein or in the LLC Agreement, subject to Executive assisting the Precision Boards in completing a prompt and effective management transition,

                        (A) if on or before September 30, 2002, Executive's
                  employment is terminated for any reason or for no reason as set forth in Section 1.8, within 60 days after the Termination Date, Executive will sell to LLC or its designee, and the Company will cause LLC or its designee to purchase in cash from Executive, (I) other than with respect to clause (II), his equity interest in LLC at cost, and (II) with respect to any equity interest in LLC issued to Executive upon the exercise of options, such equity interest at the fair market value thereof as of the Termination Date (as determined by the management committee of LLC in its good faith discretion) and; provided, however, that notwithstanding the foregoing, this clause (A) will be of no further force or effect (x) if on or after September 30, 2001 through and including September 30, 2002, but prior to delivery of a termination notice as set forth in Section 1.8 or the Executive's Notice or the Company's Notice, the Company consummates an acquisition which has a total purchase price of at least $10 million, including all earn-outs and contingent payments calculated as if all conditions were met and such amounts were due and payable upon closing (a "$10 MILLION ACQUISITION") or (y) if on or after September 30, 2001 through and including September 30, 2002, but prior to delivery of a termination notice as set forth in
                  Section 1.8 or a $10 million Acquisition, the Executive's Notice (as defined below) or the Company's Notice (as defined below) has been delivered and' the Company consummates a Mid State Sale as set forth in Section 1.5(c)(ii);

                        (B) if on or after the earliest to occur of October 1,
                  2002, a $10 Million Acquisition and a Mid State Sale in which the Executive's Notice or the Company's Notice has been delivered, the Company terminates Executive's employment without Cause or Executive terminates his employment with Good Reason as set forth in Section 1.8(a)(i), within 60 days after the Termination Date, Executive will sell to LLC or its designee, and the Company will cause LLC or its designee to purchase in cash from Executive, his equity interest in LLC at the fair market value thereof as of the Termination Date (as determined by the management committee of LLC in its good faith discretion); or

                        (C) if the Company provides a Non-Renewal Notice to
                  Executive, within 60 days after the Termination Date, at Executive's election, Executive will sell to LLC or its designee, and the Company will cause LLC or its designee to purchase in cash from Executive, his equity interest in LLC at the lower of cost and the fair market thereof as of the Termination Date (as determined by the management committee of LLC in its good faith discretion);

      provided, however, that in the case of Sections 1.5(c)(i)(A), (B) and (C), if Executive breaches his obligation to assist the Precision Boards in completing a prompt and effective management transition, LLC or its designee will retain for a one-year period after such Termination Date the right, but not the obligation, to purchase in cash from Executive, and Executive will sell to LLC or its designee upon notice from LLC or its designee, his equity interest in LLC at cost; provided, further, however, subject to other applicable provisions of this Agreement, if LLC or its designee has not purchased Executive's equity interest in LLC as may be required within 60 days after the Termination Date or within five days after a Mid State Sale in which the Executive's Notice or the Company's Notice has been delivered, as applicable, simple interest shall accrue at an annual rate of 8% on such payment commencing on the 61st day following the Termination Date or the sixth day following the Mid State Sale, as applicable, to the date such payment is made by LLC or its designee to Executive.

            1.3 Section 1.5(c)(ii) of the Agreement is hereby renumbered as
      Section 1.5(c)(iii) and Section 1.5(c) is hereby amended by adding the following as Section 1.5(c)(ii):

                  (ii) Notwithstanding anything to the contrary contained
            herein, if on or after September 30, 2001 through and including September 30, 2002, but prior to delivery of a termination notice as set forth in Section 1.8 or a $10 million Acquisition, the Executive's Notice or the Company's Notice has been delivered and the Company consummates a sale of Mid State Machine Products to an unaffiliated third party (the "MID STATE SALE"), Executive will sell to LLC or its designee, and the Company will cause LLC or its designee to purchase in cash from Executive, (A) other than with respect to clause (B), his equity interest in LLC at cost, and (B) with respect to, any equity interest in LLC issued to Executive upon the exercise of options, such equity interest at the fair market value thereof as of the consummation of the Mid State Sale (as determined by the management committee of LLC in its good faith discretion), within five days after consummation of the Mid State Sale (with such obligation accruing upon the consummation of a Mid State Sale).

            1.4 Renumbered Section 1.5(c)(iii)(A) of the Agreement is hereby amended by deleting in its entirety the phrase "Sections (c)(i)(B) and
      (C)" in the first sentence of such Section 1.5(c)(iii)(A) and replacing it with the phrase "Sections 1.5(c)(i) and (ii)".

            1.5 Renumbered Section 1.5(c)(iii)(C) of the Agreement is hereby amended and restated in its entirety as follows:

                  Notwithstanding the last proviso in Section 1.5(c)(i), if
            Executive delivers a Dispute Notice to LLC pursuant to Section 1.5(c)(iii)(A), then the calculation of the 60-day period following the Termination Date and the five-day period following the Mid State Sale, as applicable, will be tolled.

            1.6 The definition of "Appraiser" in Section 1.10 of the Agreement is hereby amended by deleting in its entirety the phrase "Section 1.5(c)(ii)(B)" in such definition and replacing it with the phrase "Section 1.5(c)(iii)(B)".

            1.7 Section 1.10 of the Agreement is hereby amended by adding to such Section 1.10 after the definition of "Company Board" the following definition of "Company's Notice":

            "COMPANY'S NOTICE" means the written request of the Company to Executive to effect a sale and purchase of Executive's equity interest in LLC as set forth in Section 1.5(c)(ii) that is delivered no earlier than ten days and no later than five days prior to the Mid State Sale.

            1.8 The definition of "Dispute Notice" in Section 1.10 of the Agreement is hereby amended by deleting in its entirety the phrase "Section 1.5(c)(ii)(A)" in such definition and replacing it with the phrase "Section 1.5(c)(iii)(A)".

            1.9 Section 1.10 of the Agreement is hereby amended by adding to such Section 1.10 after the definition of "Executive Committee" the following definition of "Executive's Notice":

            "EXECUTIVE'S NOTICE" means the written request of Executive to the Company to effect a sale and purchase of Executive's equity interest in LLC as set forth in Section 1.5(c)(ii) that is delivered no earlier than ten days and no later than five days prior to the Mid State Sale.

      Section 2. Effectiveness. This Amendment will be deemed effective as of September 30, 2001.

      Section 3. Miscellaneous. This Amendment constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof. Except as expressly provided herein or in Amendment No. 1, Amendment No. 2 or Amendment No. 3, the Agreement remains in full force and effect without modification or alteration.

      Section 4. Counterparts. This Amendment may be executed in separate original or facsimile counterparts, each of which will be deemed to be an original instrument and all of which taken together will constitute a single instrument.
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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       PRECISION PARTNERS, INC.



                                       By /s/ Frank R. Reilly
                                          --------------------------------------
                                          Frank R. Reilly
                                          Executive Vice President and
                                            Chief Financial Officer

                                       EXECUTIVE

                                       /s/ John G. Raos
                                       -----------------------------------------
                                       John G. Raos